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RP FINANCIAL, LC.
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Financial Services Industry Consultants




                                                        February 7, 2005



Boards of Directors
Alpena Bancshares, M.H.C.
Alpena Bancshares, Inc.
First Federal of Northern Michigan
100 South Second Avenue
Alpena, Michigan  49707

Members of the Boards:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion and the Registration Statement on Form SB-2 for First Federal of Northern Michigan Bancorp, Inc., and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of First Federal of Northern Michigan Bancorp, Inc.


                                                        Sincerely,
                                                        RP(R) FINANCIAL, LC.




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